Exhibit (a)(2)

DEAR VALUED SHAREHOLDERS,

You are receiving this mailing and the accompanying Schedule 14D-9 in regard to the unsolicited partial tender offer (the "Offer") made by Magna Holdings Ltd. ("Magna").

The Yatra Board unanimously recommends shareholders REJECT the Offer and NOT tender their shares.

- To follow the Yatra Board's recommendation and reject the Offer, you should take **NO** action in response to the Offer.
- We encourage you to discard any tender offer materials you may receive from Magna.
- If you have already tendered your shares, you may withdraw them at any time prior to the expiration of the Offer.

The enclosed Schedule 14D-9 provides the background and the reasons for the Yatra Board's recommendation to reject Magna's Offer.

Magna substantially undervalues Yatra and attempts to opportunistically capitalize on Yatra's current trading price.

The Yatra Board and Yatra's management team have built one of India's leading online travel companies that is well positioned to continue driving shareholder value.

You can learn more about the Yatra Board's views and recommendations regarding the Offer by reading the enclosed press release and Schedule 14D-9.

If you have tendered any of your shares, you can withdraw them. For assistance in withdrawing your shares, you can contact your broker or the Company's information agent, Campaign Management, at the contact information below:

Campaign Management

15 West 38th Street, Suite #747
New York, New York 10018
Shareholders May Call Toll-Free: +1 (844) 264-9255
Banks & Brokers May Call Collect: +1 (212) 632-8422

Forward-Looking Statements

This communication contains statements that may constitute forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, as amended. These statements include, but are not limited to: statements related to the Company's views and expectations regarding the Offer; any statements relating to the plans, strategies and objectives of management or the Board for future operations and activities; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on the Company and its financial performance; and any statements of assumptions underlying any of the foregoing. These forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and often use words such as "anticipate," "believe," "estimate," "expect," "intend," "outlook," "project," "seek," "should," "will" and other words and expressions of similar meaning. Investors are cautioned not to place undue reliance on forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the "Risk Factors" section of the Company's Annual Report on Form 20-F for the fiscal year ended March 31, 2026 and subsequent filings with the U.S. Securities and Exchange Commission (the "SEC"). The Company may not succeed in addressing these and other risks. Consequently, all forward-looking statements in this communication are qualified by the factors, risks and uncertainties referenced above and readers are cautioned not to place undue reliance on forward-looking statements. In addition, the forward-looking statements included in this communication represent the Company's views as of the date of this communication and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by applicable securities laws. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this communication.

Important Information for Investors and Shareholders

This communication does not constitute an offer to buy or a solicitation of an offer to sell any securities. The Company has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC. Any solicitation/recommendation statement filed by the Company that is required to be mailed to shareholders will be mailed to shareholders. THE COMPANY'S INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY'S SOLICITATION/RECOMMENDATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of the solicitation/recommendation statement on Schedule 14D-9, any amendments or supplements thereto and other documents filed by the Company with the SEC at no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge by clicking the "SEC Filings" link in the "Financial Information" section of the Company's website, https://investors.yatra.com, or by contacting ir@yatra.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.